Exhibit (d) under Form N-1A
                                            Exhibit (10) under Item 601/Reg. S-K


                                FEDERATED INCOME TRUST

                             INVESTMENT ADVISORY CONTRACT

     This Contract is made between FEDERATED MANAGEMENT, a Delaware business trust having its principal place of business in Pittsburgh, Pennsylvania (hereinafter referred to as "Adviser"), and FEDERATED INCOME TRUST, a
Massachusetts business trust, having its principal place of business in Pittsburgh, Pennsylvania (hereinafter referred to as the "Fund") and is based on the following premises:

     (a) That the Fund is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission;

     (b) That Adviser is engaged in the business of rendering investment advisory and management services.

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. The Fund hereby appoints Adviser as investment adviser and Adviser accepts the appointment. Subject to the direction of the Trustees of the Fund, Adviser shall provide investment research and supervision of the investments of the Fund and conduct a continuous program of investment, evaluation and of appropriate sale or other disposition and reinvestment of the Fund portfolio.

          2. Adviser, in its supervision of the investments of the Fund will be guided by the Fund's fundamental policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Fund and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

          3. The Fund shall pay all of its expenses, including, without limitation, the expenses of continuing the Fund's existence; fees and expenses of Trustees and officers of the Fund; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments thereto; expenses of registering and qualifying the Fund and its shares under Federal and State laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) to shareholders; expenses of registering, licensing or other authorization of the Fund as a broker-dealer and of its officers as agents and salesmen under Federal and State laws and regulations; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of share certificates), purchase, repurchase and redemption of shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs; auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Fund. The Fund will also pay extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors and agents with respect thereto.

          4. For all services rendered by Adviser hereunder, the Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual gross investment advisory fee equal to .40% of the average daily net assets of the Fund. Such fee shall be accrued and paid daily at the rate of 1/365th of .40% of the daily net assets of the Fund.

          5. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

          6. The term of this Contract shall continue in effect for two years from its execution and form year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of Trustees of the Fund, including a majority of the Trustees who are not parities to this Contract or interested persons of any such party (other than as Trustees of the Fund) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation.

          7. Notwithstanding any provision in this Contract, it may be terminated at any time, without the payment of any penalty, by the Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on Sixty (60) days' written to Adviser.

          8. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation or corporations as its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

          9. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Fund or any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding sale of any security.

          10. This Contract may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Fund, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Fund), cast in person at a meeting called for that purpose, and by the holders of a majority of the outstanding voting securities of the Fund.

          11. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations assumed by the Fund pursuant to this Contract be limited in any case to the Fund and its assets and Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Trustees, officers, employees or agents of the Fund, or any of them.

          12. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

          13. The parties hereto acknowledge that Federated Investors has received the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment adviser, distributor, or other business enterprise, and to withdraw from the Fund the use of the name "Federated." The name "Federated" will continue to be used by the Fund so long as such use is mutually agreeable to Federated Investors and the Fund.

          14. The Fund is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agrees that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the
               Investment Company Act of 1940, the Fund shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees or agent of the Adviser, or any of them.

     IN WITNESS WHEREOF, the parties have caused this Contract to be executed in their behalf by their duly authorized officers and their seals to be affixed hereto this 1st day of August 1989.

ATTEST:                             FEDERATED MANAGEMENT


/S/ JOHN W. MCGONIGLE               By:/S/ EDWARD C. GONZALES
------------------------------         ----------------------
SECRETARY                                      VICE PRESIDENT

ATTEST:                             FEDERATED INCOME TRUST


/S/ JOHN W. MCGONIGLE               By:/S/ JOHN F. DONAHUE
------------------------------         -------------------
SECRETARY                                         CHAIRMAN

                               LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, dated as of March 31, 1999, that Federated Income Trust, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Investment Management Company, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of the Trust pursuant to the authority granted to the Adviser as investment adviser of the Trust that certain investment advisory contract dated August 1, 1989 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

     The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed
(i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of the Trust.

     The Trust hereby agrees to indemnify and save harmless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney.

     Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

     Each person, partnership, corporation or other legal entity which deals with the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice that all persons or entities dealing with the Trust must look solely to the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust and the shareholders of the Trust assume no personal liability whatsoever for obligations entered into on behalf of the Trust.

     The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

     This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

     This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

     This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                                       FEDERATED INCOME TRUST

                                       By:   /S/ KATHLEEN M. FOODY-MALUS
                                             ---------------------------
                                       Name: Kathleen M. Foody-Malus
                                       Title: Vice President






Accepted and agreed to this
31st day of March, 1999

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:   /S/ G. ANDREW BONNEWELL

Name: G. Andrew Bonnewell

Title:   Vice President